Term Sheet No. 2013—CMTNH0099 Filed Pursuant to Rule 433 Registration No. 333-172562

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

Issuer:	Citigroup, Inc. (No. 2013-CMTNH0099)
Rating of Issuer’s Obligations:
The Issuer’s senior debt is currently rated Baa2 / Negative / P-2 (Moody’s), A- / Negative / A-2 (S&P), and A / Stable / F1 (Fitch). The Rating and Outlook are subject to change during the term of the securities

Offering:	9nc2 Callable Barrier Dual Range Accrual based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Calculation Agent:	Citigroup Global Markets Inc.
Stated Principal Amount:	$1,000.00 per security
Aggregate Principal Amount:	$4,000,000
Net Proceeds:	$3,928,000.00 (98.20% of the Aggregate Principal Amount)
Pricing Date:	May 16, 2013
Settlement Date:	May 21, 2013
Final Valuation Date:	May 18, 2022
Maturity Date:	May 21, 2022
Initial Equity Index Value:	985.34
Final Equity Index Value:	The closing value of the Underlying Equity Index on the Valuation Date
Interest Rate:	Y1-Y9: 7.70% x Days Accrued / Actual
Actual:	The total number of calendar days in the applicable interest payment period
Days Accrued:
The total number of calendar days during the applicable quarterly interest period on which both (i) the LIBOR Reference Rate is within the LIBOR Reference Rate Range (as noted below) and (ii) the closing value of the Underlying Equity Index is greater than or equal to the Equity Index Reference Level (as noted below).

If either the LIBOR Reference Rate is not within the LIBOR Reference Rate Range or the Underlying Equity Index closing value is not greater than or equal to the Equity Index Reference Level on a calendar day during the quarterly interest period, then interest will not accrue on that day.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

LIBOR Reference Rate Range:	0.00% to 6.00%
Underlying Equity Index Reference Level:	$689.738, 70.00% of the Initial Equity Index Value
Barrier Level:	$591.204, 60.00% of the Initial Equity Index Value
LIBOR Reference Rate:	BBA LIBOR USD 3 Month

11 a.m. London time fixing as quoted daily on Reuter’s page LIBOR01
For each day where no fixing is available, the immediately preceding available fixing will be used. For the last 4 Business Days (including all remaining calendar days) in an interest period, the fixing will not be observed, but assumed to be the same as the immediately preceding available fixing.

Underlying Equity Index:	Russell 2000 Index (Bloomberg Page: RUT)

For each day where no fixing is available, the immediately preceding available fixing will be used. For the last 4 Business Days (including all remaining calendar days) in an interest period, the fixing will not be observed, but assumed to be the same as the immediately preceding available fixing

Interest Payment Dates:	Quarterly: On the 21st of each February, May, August, and November, commencing on August 21, 2013 subject to Following Business Day Convention
Day-count convention:	30/360 unadjusted
Redemption:
Beginning on May 21, 2015, the Issuer will have the right to redeem all of the Securities on any Interest Payment Date and pay 100% of the stated principal amount per Security plus accrued and unpaid interest, if any.  If the Issuer decides to redeem the Securities, notice will be given at least 5 Business Days before the redemption date specified in the notice.

Payment at Maturity (If not previously redeemed):
If the Final Equity Index Value is above the Barrier Level, then an amount equal to $1,000.00 for each Security. Otherwise, an amount equal to $1,000.00 times the Final Equity Index Value divided by Initial Equity Index Value

Listing:	None

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

Cusip/ISIN:	1730T0TL3 / US1730T0TL34
Business Days:	New York, Following Business Day Convention
Settlement:	DTC, Euroclear, and Clearstream
Underwriting Spread:	1.80%, a fixed selling concession of 1.80% for affiliated broker dealers
Estimated Value:	90.93%, see “Valuation of the Securities” in this term sheet

RISK FACTORS RELATING TO THE SECURITIES

Because the terms of the securities differ from those of conventional debt securities, an investment in the securities entails significant risks not associated with an investment in conventional debt securities, including, among other things, fluctuations in 3-month U.S. Dollar LIBOR and the level of the Russell 2000® Index and other events that are difficult to predict and beyond our control.  You should read the risk factors below together with the description of risks relating to the index contained in the section “Risk Factors” beginning on page 1 in the related underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the related prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

You May Lose the Entire Stated Principal Amount of Your Securities

Unlike conventional debt securities, the securities do not provide for repayment of the stated principal amount at maturity in all circumstances.  The portion of the stated principal amount repaid to you at maturity will depend on the closing level of the index on the final valuation date.  If the securities are held to maturity, you may receive significantly less than the stated principal amount of the securities and possibly zero, but in no circumstance will you receive more than the stated principal amount of the securities (excluding the final interest payment, if any).  If the final index level is less than or equal to the final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level is less than the initial index level.  There is no minimum payment at maturity on the securities.

The Securities Do Not Provide for Regular Fixed Interest Payments

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments.  Subject to our right to redeem the securities, interest, if any, will accrue only for each day during the applicable accrual period on which both (i) the LIBOR reference rate is within the LIBOR reference rate range and (ii) the closing level of the index is greater than or equal to the accrual barrier level.  If on each day for an entire accrual period either the LIBOR reference rate is outside the

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

LIBOR reference rate range or the closing level of the index is less than the accrual barrier level, then no interest will accrue on the securities for that accrual period and you will not receive any interest payment on the related interest payment date.  Additionally, if either the LIBOR reference rate is outside the LIBOR reference rate range or the closing level of the index is less than the accrual barrier level on any day during a particular accrual period, the per annum interest payable for that accrual period, if any, will be less, and possibly significantly less, than the amount stated above.  Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the interest payments are variable and may be zero.

The Interest Rate Payable on the Securities is Dependent on Both the LIBOR Reference Rate and the Closing Level of the Index, And May Be Negatively Affected By Adverse Movements in Either Regardless of the Performance of the Other

The amount of interest you receive, if any, will depend on the performance of both 3-month U.S. Dollar LIBOR and the index.  It is impossible to predict whether 3-month U.S. Dollar LIBOR and the index will rise or fall or what their relationship will be.  The scenario in which the securities pay the greatest interest is that in which both (i) the LIBOR reference rate remains consistently within the LIBOR reference rate range and (ii) the closing level of the index remains consistently greater than or equal to the accrual barrier level. In all other scenarios—(i) where the LIBOR reference rate remains consistently outside the LIBOR reference rate range; or (ii) where the closing level of the index remains consistently less than the accrual barrier level—the securities will pay low or no interest. For example, even if the LIBOR reference rate is within the LIBOR reference rate range for an entire accrual period, no interest will be payable on the securities if the closing level of the index is less than the accrual barrier level on each day during that accrual period.  If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of Citigroup Inc. of comparable maturity.

The Return on the Securities Will Be Limited

The return on the securities will be limited to the sum of your interest payments, even if the closing level of the index greatly exceeds the initial index level at one or more times during the term of the securities.   Although you will bear the downside risk relating to the index if we do not redeem the securities prior to maturity and the index depreciates by the barrier level or more, you will not receive the dividend yield on, or share in any appreciation of, the index over the term of the securities.

The Barrier Feature of the Securities Exposes You to Particular Risks

If the final index level is less than or equal to the final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level is less than the

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

initial index level.  The securities offer no protection at all if the index depreciates by 40% or more.  As a result, you may lose the entire stated principal amount of your securities.

The Securities Are Subject to the Credit Risk of Citigroup Inc., and Any Actual or Anticipated Changes to Its Credit Ratings and Credit Spreads May Adversely Affect the Value of the Securities

You are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any decline, or anticipated decline, in our credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

The Securities May Be Redeemed at Our Option, Which Limits Your Ability to Accrue Interest Over the Full Term of the Securities

The term of the securities may be limited by our right to redeem the securities after the first two years following their issuance.  As a result, the term of your investment in the securities may be as short as approximately two years.  We may redeem the securities, in whole and not in part, on any interest payment date on or after May 21, 2015 upon not less than five business days’ notice.  In the event that we redeem the securities, you will not have the opportunity to continue to accrue and be paid any interest that you may have received to the stated maturity date of the securities, you may be forced to invest in a lower interest rate environment and you may not be able to reinvest at comparable terms or returns.

The LIBOR Reference Rate and the Closing Level of the Index Will Affect Our Decision to Redeem the Securities

On or after May 21, 2015, it is more likely that we will redeem the securities prior to maturity if (i) the LIBOR reference rate is within the LIBOR reference rate range, (ii) the closing level of the index is greater than or equal to the accrual barrier level and (iii) the quarterly interest payment on the securities is at a rate greater than that which would be payable on a conventional, fixed-rate debt security of Citigroup Inc. of comparable maturity.  Consequently, if we redeem the securities prior to maturity, you may not be able to invest in other securities with a similar yield and level of risk.  Other factors may also influence our decision to redeem the securities, including, but not limited to, our outlook on the future performance of the LIBOR reference rate and the index and current and expected future volatility of equities and interest rates generally.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

The Securities Will Not Be Listed on Any Securities Exchange, and Secondary Trading May Be Limited

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

Citigroup Global Markets Inc. (“Citigroup Global Markets”) intends to make a secondary market in relation to the securities and to provide an indicative bid price on a daily basis. Any indicative bid prices provided by Citigroup Global Markets shall be determined in Citigroup Global Markets’ sole discretion, taking into account prevailing market conditions, and shall not be a representation by Citigroup Global Markets that any instrument can be purchased or sold at such prices (or at all).

Notwithstanding the above, Citigroup Global Markets may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. Consequently, there may be no market for the securities and investors should not assume that such a market will exist. Accordingly, an investor must be prepared to hold the securities until the maturity date. Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the stated principal amount.

The Estimated Value of the Securities on the Pricing Date, Based on Citigroup Global Markets’ Proprietary Pricing Models and Our Internal Funding Rate, Will Be Less than the Issue Price

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to Citigroup Global Markets or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value of the Securities Would Be Lower if it Were Calculated Based on Our Secondary Market Rate” below.

The Estimated Value of the Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models

Citigroup Global Markets derived the estimated value disclosed in this term sheet from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

models, such as the volatility of the underlying index and the LIBOR reference rate, correlation between the underlying index and the LIBOR reference rate, dividend yields on the stocks that constitute the underlying index and interest rates. Citigroup Global Markets’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, Citigroup Global Markets’ interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth in this term sheet may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value of the Securities Would Be Lower if it Were Calculated Based on Our Secondary Market Rate

The estimated value of the securities included in this term sheet is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in in this term sheet were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the interest that is payable on the securities.

The Estimated Value of the Securities Is Not an Indication of the Price, if Any, at Which Citigroup Global Markets or Any Other Person May Be Willing to Buy the Securities from You in the Secondary Market

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this term sheet, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

The Securities May Be Riskier Than Securities With a Shorter Term

The securities have a nine-year term, subject to our right to redeem the securities quarterly beginning on May 21, 2015.  By purchasing securities with a longer term, you are more exposed to fluctuations in market interest rates and equity markets than if you purchased securities with a shorter term. Specifically, you will be negatively affected if the LIBOR reference rate falls outside the LIBOR reference rate range or if the closing level of the index falls below the accrual barrier level. If either (i) the LIBOR reference rate is outside the LIBOR reference rate range or (ii) the closing level of the index is less than the accrual barrier level on each day during an entire accrual period, you will be holding a long-dated security that does not pay any interest. Therefore, assuming the securities have not been called and that (i) the LIBOR reference rate falls outside the LIBOR reference rate range or (ii) the closing level of the index decreases by more than 30% relative to the initial index level, the value of your securities will be lower than the value of a comparable security with a shorter term and otherwise similar terms.

3-Month U.S. Dollar LIBOR Will Be Affected by a Number of Factors

The amount of interest payable, if any, will depend, in part, on 3-month U.S. Dollar LIBOR.  A number of factors can cause changes in the level of 3-month U.S. Dollar LIBOR, including, among other things: perceptions about future levels of 3-month U.S. Dollar LIBOR, general economic conditions in the United States, prevailing market interest rates and policies of the Federal Reserve Board regarding interest rates.  Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor.  For example, an increase by the Federal Reserve Board in the federal funds target rate has historically been associated with an increase in the level of 3-month U.S. Dollar LIBOR.  However, you should also understand that 3-month U.S. Dollar LIBOR is affected by factors other than the federal funds target rate, such that 3-month U.S. Dollar LIBOR may increase outside of the LIBOR reference rate range, negatively impacting the interest rate on the securities, even if the federal funds target rate remains at current low levels.  Further, the above and other factors may also have a negative impact on the value of the securities generally.

The Inclusion of Underwriting Fees and Projected Profit From Hedging in the Issue Price Is Likely to Adversely Affect Secondary Market Prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets may be willing to purchase the securities in secondary market transactions will likely be lower than the issue price, since the issue price includes, and secondary market prices are likely to exclude, underwriting fees paid with respect to the securities, as well as the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  Any secondary market price for the securities is also likely to be reduced by the costs of

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

unwinding the related hedging transactions.  Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

The Value of the Securities Will Be Influenced by Many Unpredictable Factors

Several factors will influence the value of the securities and the price, if any, at which Citigroup Global Markets may be willing to purchase the securities in any secondary market that may develop, including: the level and volatility of 3-month U.S. Dollar LIBOR and the index, dividend yields on the stocks included in the index, interest and yield rates generally, time remaining to maturity of the securities, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc. You may receive less, and possibly significantly less, than the stated principal amount of the securities if you try to sell your securities prior to maturity.

You cannot predict the future performance of 3-month U.S. Dollar LIBOR or the Russell 2000® Index based on their historical performance.  The LIBOR reference rate may increase and may be outside the LIBOR reference rate range or the level of the index may decrease and be below the accrual barrier level on every elapsed day so that you will receive no interest on the securities, and the closing level of the index may depreciate by an amount greater than the barrier level so that, if we do not redeem the securities prior to maturity, you will receive significantly less than the stated principal amount at maturity.  There can be no assurance that both (i) the LIBOR reference rate will be within the LIBOR reference rate range and (ii) the closing level of the index will be greater than or equal to the accrual barrier level on any elapsed day so that you would receive a coupon payment on the securities for any quarterly accrual period, or that the final index level will be greater than the final barrier level so that you will be repaid the stated principal amount of your securities at maturity.

Investing in the Securities Is Not Equivalent to Investing in LIBOR

Each quarterly interest payment will depend on a fixed rate multiplied by the number of days in a given accrual period where both the LIBOR reference rate is within the LIBOR reference rate range and the closing level of the index is greater than or equal to the accrual barrier level and divided by the total number of days in such accrual period.  Therefore, each quarterly interest payment will not track the actual level of the LIBOR reference rate.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

Investing in the Securities Is Not Equivalent to Investing in the Index

Investing in the securities is not equivalent to investing in the index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the index.  Moreover, because the return on the securities is limited to the sum of your interest payments, even if the final index level greatly exceeds the initial index level, you will not share in any appreciation of the index over the term of the securities.  Accordingly, the securities are not a suitable investment for investors who are looking to receive returns that reflect the performance of the index.

Adjustments to the Index Could Adversely Affect the Value of the Securities

The index publisher may add, delete or substitute the stocks constituting the index or make other methodological changes that could change the level of the index. The index publisher may also discontinue or suspend calculation or publication of the index at any time. In this circumstance, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

You Will Have No Rights Against the Publisher of the LIBOR Reference Rate or the Index Publisher

You will have no rights against the publisher of the LIBOR reference rate or the index publisher, even though any amount you receive on an interest payment date and any amount you receive at maturity will depend on the LIBOR reference rate and the closing level of the index. The publisher of the LIBOR reference rate and the index publisher are not in any way involved in this offering and have no obligations relating to the securities or the holders of the securities.

The Calculation Agent, Which Is an Affiliate of Ours, Will Make Determinations With Respect to the Securities

Citigroup Global Markets, the calculation agent, is an affiliate of ours. As calculation agent, Citigroup Global Markets will determine the number of accrual days and the amount of any interest payment to you, as well as any amount payable to you at maturity.  Determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the selection of a successor index or calculation of the closing level in the event of discontinuance of the index, may adversely affect one or more payments to you on the securities.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

Hedging and Trading Activity by the Calculation Agent and Its Affiliates Could Potentially Affect the Value of the Securities

One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and to other instruments linked to the LIBOR reference rate, the index or the stocks included in the index), including trading in stocks included in the index and/or in instruments, such as options, swaps or futures, related to the LIBOR reference rate and/or the index and/or stocks included in the index.  Our affiliates also trade in stocks included in the index and/or in instruments related to the LIBOR reference rate and/or the index and/or stocks included in the index on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities during the term of the securities could adversely affect the closing level of the index and the LIBOR reference rate on any elapsed day or on the final valuation date, which may affect the amount, if any, of the relevant interest payment to you and the amount, if any, you receive at maturity, respectively.

The U.S. Federal Tax Consequences of an Investment in the Securities are Unclear

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a portion of each coupon payment as attributable to interest and the remainder to option premium.  However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  If withholding tax applies to the securities,

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.

Citigroup, Inc.
9nc2 Callable Barrier Dual Range Accrual
Based upon the performance of the Russell 2000 Index and BBA LIBOR USD 3 Month
Summary of Final Terms
May 16, 2013

we will not be required to pay any additional amounts with respect to amounts so withheld.  Both U.S. and non-U.S. persons considering an investment in the securities should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

VALUATION OF THE SECURITIES

Citigroup Global Markets calculated the estimated value of the securities set forth in this term sheet based on proprietary pricing models. Citigroup Global Markets’ proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). Citigroup Global Markets calculated the estimated value of the bond component using a discount rate based on our internal funding rate. Citigroup Global Markets calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Risk Factors Relating to the Securities—The Value of the Securities Will Be Influenced by Many Unpredictable Factors” in this term sheet, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by Citigroup Global Markets in its discretionary judgment.

Citigroup Inc. has filed a registration statement (including a prospectus, prospectus supplement and underlying supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.